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                                  EXHIBIT 4.4

                LETTER AGREEMENT BY AND BETWEEN THE COMPANY AND

               MEESPIERSON AND FUNB, DATED OCTOBER 1999, GRANTING

                   EXTENSION UNTIL NOVEMBER 30, 1999 TO FILE

                             REGISTRATION STATEMENT

                          UNDER THE WARRANT AGREEMENT


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The Cronos Group
444 Market Street, 15th Floor
San Francisco, California  94111

Attention:     Dennis J. Tietz
               Chief Executive Officer

               Re: Warrant Agreement dated as of July 30, 1999 By and Among The Cronos Group, MeesPierson N.V., and First Union National Bank

Ladies and Gentlemen:

        Reference is made to the Warrant Agreement identified above, as amended by Amendment No. 1 thereto, dated as of August 11, 1999 (the Warrant Agreement, as amended, referred to hereinafter as the "Warrant Agreement"). Section 8.1 of the Warrant Agreement reads, as is here relevant, as follows:

                "Subject to the foregoing, the Company [The Cronos Group] shall prepare and file a registration statement covering the Registerable Securities so requested to be registered as soon as practicable and within 60 days after the Closing Date."

        The "Closing Date" referred to was August 2, 1999, and, accordingly, the above-referenced covenant calls for the filing of a registration statement by The Cronos Group (the "Company") on or before October 4, 1999. The Warrantholders hereby grant the Company an extension within which to comply with the Company's obligation to file a registration statement under Section 8.1 of the Warrant Agreement to November 30, 1999.


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        Other than as modified hereby, the Warrant Agreement and each and every term thereof remains in full force and effect.

                                            MEESPIERSON N.V.


Dated: October 3, 1999                      By: /s/ Hans Hanegraaf
                                               ---------------------------------
                                            Its: Senior Account Manager


                                            FIRST UNION NATIONAL BANK


Dated: October 1, 1999                      By: /s/ Jessica Tisdale
                                               ---------------------------------
                                            Its: Vice President


ACCEPTED AND AGREED TO:

THE CRONOS GROUP

By: /s/ DENNIS J. TIETZ
   --------------------------------
        Dennis J. Tietz
        Chief Executive Officer




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